Exhibit 3.15

FILED

06 DEC 20 AM 9:28

SECRETARY OF STATE

TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION

OF

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.

The undersigned does hereby act as sole incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the Florida Business Corporation Act.

FIRST:                                              The corporate name for the corporation is: 21st Century Oncology Management Services, Inc. (the “Corporation”).

SECOND:                              The mailing and street address of the principal office of the Corporation is:

2234 Colonial Boulevard

Fort Myers, Florida 33907

THIRD:                                           The number of shares that the Corporation is authorized to issue is 200, all of which are without par value and are of the same class and are Common Shares.

FOURTH:                               The names and addresses of the Corporation’s initial officers and directors are as follows:

Officers

Name	Title	Address
Daniel E. Dosoretz, M.D.	President	2234 Colonial Boulevard Fort Myers, FL 33907
David M. Koeninger	Vice President	2234 Colonial Boulevard Fort Myers, FL 33907
Jeffrey A. Pakrosnis	Treasurer	2234 Colonial Boulevard Fort Myers, FL 33907
Joseph Biscardi	Controller	2234 Colonial Boulevard Fort Myers, FL 33907
James H. Rubenstein, M.D.	Secretary	2234 Colonial Boulevard Fort Myers, FL 33907
Margarita Suarez	Assistant Secretary	2234 Colonial Boulevard Fort Myers, FL 33907

Directors

Name	Address
Daniel E. Dosoretz, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907
Michael J. Katin, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907
James H. Rubenstein, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907
Howard Sheridan, M.D.	2234 Colonial Boulevard Fort Myers, FL 33907

FIFTH:                                               The street address of the initial registered office of the Corporation in the State of Florida is:

Corporation Service Company

1201 Hays Street

Tallahassee, FL 32301

The written acceptance of the said initial registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the Sole Incorporator and is made part of these Articles of Incorporation.

SIXTH:                                            The name and address of the Sole Incorporator are:

Darren Kelly

C/O: Garfunkel, Wild & Travis, P.C.

111 Great Neck Road

Great Neck, New York 11021

SEVENTH:                         The purposes for which the Corporation is organized are as follows: to engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act.

EIGHTH:                                    The duration of the Corporation shall be perpetual.

NINTH:                                           The corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Signed on this 20th day of December, 2006

/s/ Darren Kelly
Name: Darren Kelly
Sole Incorporator

Having been named as registered agent and to accept service of process for the above-named corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Corporation Service Company 1201 Hays Street Tallahassee, FL 32301

	By:	/s/ Troy Todd
	Name:	Troy Todd
Date: December 19, 2006		as its agent

FILED

06 DEC 20 AM 9:28

SECRETARY OF STATE

TALLAHASSEE, FLORIDA